Exhibit 99.1

News Release

RAYONIER REPORTS THIRD QUARTER 2026 RESULTS

•Third quarter net income attributable to Rayonier of $123.3 million (or $0.41 per diluted share), pro forma net income of $40.0 million (or $0.13 per diluted share), and Adjusted EBITDA of $144.6 million.
•Closed the previously announced, tax-efficient timberland transactions with RMS, consisting of a $145 million Large Disposition of approximately 36,000 acres in Washington and a $146 million acquisition of approximately 57,000 acres in Texas and Alabama.
•Repurchased $59.8 million of shares at an average price of $21.00 per share.
•Company’s board of directors approved a new incremental $300 million share repurchase program.
•Debt outstanding of $1.86 billion and cash of $361.4 million as of September 30, 2026.
WILDLIGHT, FL — November 4, 2026 — Rayonier Inc. (NYSE:RYN) today reported third quarter net income attributable to Rayonier of $123.3 million, or $0.41 per diluted share, on sales of $565.6 million. This compares to net income attributable to Rayonier of $43.2 million, or $0.28 per diluted share, on sales of $177.5 million in the prior year quarter.
The third quarter results included $90.6 million of income (net of tax) related to a Large Disposition1 in Washington and $6.9 million of costs (net of tax) related to the merger with PotlatchDeltic.2 Excluding these items and adjusting for pro forma net income adjustments attributable to noncontrolling interests,3 third quarter pro forma net income4 was $40.0 million, or $0.13 per diluted share, on pro forma sales4 of $420.6 million. This compares to pro forma net income4 of $50.2 million, or $0.32 per diluted share, in the prior year period.
The following table summarizes results for the current quarter and the comparable prior year period. Consolidated results for the third quarter of 2026 include PotlatchDeltic’s operations for the entire period, while the prior year quarter reflects Rayonier’s results on a standalone basis.

	Three Months Ended
(millions of dollars, except earnings per diluted share (EPS))	September 30, 2026		September 30, 2025
	$	EPS	$	EPS

Sales	$565.6		$177.5
Large Dispositions[1]	(145.0)		—
Pro forma sales[4]	$420.6		$177.5

Net income attributable to Rayonier	$123.3	$0.41	$43.2	$0.28
Pro forma items net of tax:
Large Dispositions[1]	(90.6)	(0.30)	—	—
Costs related to the merger with PotlatchDeltic[2]	6.9	0.02	—	—
Asset impairment charge[5]	—	—	7.0	0.05
Pro forma net income adjustments attributable to noncontrolling interests[3]	0.5	—	(0.1)	—
Pro forma net income[4]	$40.0	$0.13	$50.2	$0.32

Third quarter operating income was $146.9 million versus operating income of $41.7 million in the prior year period. Third quarter operating income included $90.6 million of income related to a Large Disposition1 and $7.0 million of costs related to the merger with PotlatchDeltic.2 Excluding these items, pro forma operating
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

income4 was $63.3 million versus $48.8 million in the prior year period. Third quarter Adjusted EBITDA4 was $144.6 million versus $114.3 million in the prior year period.
The following table summarizes operating income, pro forma operating income,4 and Adjusted EBITDA4 for the current quarter and the comparable prior-year period.

	Three Months Ended September 30,
	Operating Income		Pro forma Operating Income[4]		Adjusted EBITDA[4]
(millions of dollars)	2026	2025	2026	2025	2026	2025
Southern Timber	$20.7	$22.5	$20.7	$22.5	$52.4	$42.7
Northwest Timber	3.6	1.8	3.6	1.8	32.3	6.4
Wood Products	11.6	—	11.6	—	27.0	—
Real Estate	134.2	26.4	43.5	33.5	48.5	73.8
Corporate and Other	(21.9)	(9.0)	(14.9)	(9.0)	(14.4)	(8.6)
Intersegment Eliminations[6]	(1.3)	—	(1.3)	—	(1.3)	—
Total	$146.9	$41.7	$63.3	$48.8	$144.6	$114.3

Year-to-date cash provided by operating activities was $252.2 million versus $204.9 million in the prior year period. Year-to-date cash available for distribution (CAD)4 was $287.4 million, which increased $133.9 million versus the prior year period primarily due to higher Adjusted EBITDA4 ($176.2 million), partially offset by higher capital expenditures ($35.1 million) and higher cash interest paid (net) ($6.7 million).
“We generated Adjusted EBITDA of $144.6 million in the third quarter, reflecting solid operational performance across our businesses,” said Mark McHugh, President and Chief Executive Officer. “Our team continued to execute well amid a challenging market environment, while also making meaningful progress on integration initiatives that position us to create long-term value for our shareholders. We further remained focused on disciplined and opportunistic capital allocation, repurchasing $60 million of our common stock during the third quarter, which brought our total share repurchases through the first nine months of the year to $163 million.”
“In our Southern Timber segment, Adjusted EBITDA increased 23% versus the prior year quarter to $52.4 million, driven primarily by the contribution of approximately 1.4 million tons of harvest volume from the legacy PotlatchDeltic timberlands. In our Northwest Timber segment, Adjusted EBITDA of $32.3 million was roughly five times higher than the prior year quarter, primarily due to 368,000 tons of incremental harvest volume from the PotlatchDeltic timberlands as well as higher sawlog prices in Idaho.”
“In our Wood Products segment, Adjusted EBITDA totaled $27.0 million, reflecting strong lumber price realizations and shipment volumes. Lumber prices improved early in the third quarter before moderating as the quarter progressed, with average lumber price realizations reaching their highest levels since the third quarter of 2022. Shipment volumes were also in line with our targets.”
“In our Real Estate segment, Adjusted EBITDA totaled $48.5 million, exceeding the high end of our prior quarterly guidance, reflecting strong transaction activity and continued momentum across our real estate categories.”
Southern Timber
Third quarter sales of $107.4 million increased $40.6 million, or 61%, versus the prior year period. Harvest volumes increased 56% to 3.02 million tons versus 1.94 million tons in the prior year period, primarily driven by 1.4 million tons of incremental volume from the PotlatchDeltic timberlands. Average delivered pine sawtimber prices decreased to $45.31 per ton versus $47.45 per ton in the prior year period, primarily reflecting a shift in geographic mix from the expansion of our Southern Timber footprint, as well as modestly softer market conditions. Average delivered pine pulpwood prices decreased to $31.14 per ton versus $36.47 per ton in the prior year period, reflecting geographic mix impacts and generally weaker pulpwood market conditions. Weighted-average prices on stumpage sales (including hardwood) decreased to $15.33 per ton versus $20.20 per ton in the prior year period. Operating income of $20.7 million decreased $1.9 million versus the prior year
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

period due to lower prices ($7.8 million), higher costs ($4.7 million), and higher depletion expense ($0.6 million), partially offset by higher non-timber income ($6.1 million) and higher volumes ($5.2 million).
Third quarter Adjusted EBITDA4 of $52.4 million was 23%, or $9.7 million, above the prior year period.
Northwest Timber
Third quarter sales of $73.6 million increased $53.7 million, or 269%, versus the prior year period. Harvest volumes increased 171% to 571,000 tons versus 210,000 tons in the prior year period, driven by 368,000 tons of incremental volume from the PotlatchDeltic timberlands. Average delivered prices for sawtimber increased to $129.12 per ton versus $100.16 per ton in the prior year period, primarily reflecting geographic mix due to the addition of Idaho sawtimber, which more than offset modestly lower prices in the Pacific Northwest. Operating income of $3.6 million increased $1.9 million versus the prior year period due to higher prices ($13.4 million), higher volumes ($12.2 million), and higher non-timber income ($0.2 million), partially offset by higher depletion expense ($16.7 million) and higher costs ($7.3 million). The elevated depletion expense recognized in the third quarter primarily reflects a cumulative catch-up adjustment related to revisions to the preliminary purchase price allocation for the PotlatchDeltic merger.
Third quarter Adjusted EBITDA4 of $32.3 million was $25.9 million above the prior year period.
Wood Products
Third quarter sales totaled $206.2 million, consisting of $172.5 million of lumber sales and $33.7 million of plywood, residual, and other sales. Lumber price realizations remained strong during the third quarter as import duties and tariffs, mill curtailments, and trucking shortages constricted supply. Lumber shipments totaled 327 MMBF, with average lumber price realizations of $528 per thousand board feet.
Third quarter operating income and Adjusted EBITDA4 were $11.6 million and $27.0 million, respectively.
Real Estate
Third quarter sales of $208.0 million increased $117.2 million versus the prior year period, while operating income of $134.2 million increased $107.8 million versus the prior year period. Third quarter sales and operating income included $145.0 million and $90.6 million, respectively, from Large Dispositions.1 Excluding Large Dispositions,1 pro forma sales4 were $63.0 million and pro forma operating income4 was $43.5 million. Pro forma sales4 decreased $27.8 million versus the prior year period, reflecting fewer acres sold (7,127 acres sold versus 23,348 acres sold in the prior year period), partially offset by higher weighted-average prices ($8,012 per acre versus $3,486 per acre in the prior year period). Pro forma operating income4 increased $10.1 million versus the prior year period.
Improved Development sales of $12.2 million included $6.1 million from the Chenal Valley development project in Little Rock, Arkansas, $5.2 million from the Wildlight development project north of Jacksonville, Florida, and $0.8 million from the Heartwood development project south of Savannah, Georgia.
Unimproved Development sales of $19.3 million consisted of 1,730 acres at an average price of $11,177 per acre, including a 1,720-acre sale in St. Johns County, Florida for $10,809 per acre. There were no Unimproved Development sales in the prior year period.
Rural sales of $25.6 million consisted of 5,135 acres at an average price of $4,984 per acre. This compares to prior year period sales of $7.3 million, which consisted of 1,520 acres at an average price of $4,811 per acre.
There were no Timberland & Non-Strategic sales in the third quarter, while the prior year period included sales of $53.5 million, consisting of 21,601 acres at an average price of $2,477 per acre.
Third quarter Adjusted EBITDA4 of $48.5 million decreased $25.3 million versus the prior year period.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Other Items
Third quarter corporate and other operating expenses of $21.9 million increased $12.9 million versus the prior year period, primarily reflecting the larger scale of the combined company and $7.0 million of costs related to the merger with PotlatchDeltic.2
Third quarter interest expense of $16.7 million increased $9.9 million versus the prior year period, primarily due to incremental debt assumed in the merger with PotlatchDeltic. Third quarter interest income of $4.0 million decreased $5.8 million versus the prior year period, primarily due to a lower average cash balance as a result of share repurchases, debt repayments, and merger-related expenditures.
Third quarter income tax expense of $7.8 million was primarily driven by income generated from the Company’s Wood Products and Real Estate development businesses.
Share Repurchases and 2026 Repurchase Authorization
During the third quarter, the Company repurchased approximately 2.8 million shares at an average price of $21.00 per share, or $59.8 million in total. As of September 30, 2026, the Company had $66.2 million remaining on its 2024 share repurchase authorization. On November 3, 2026, the Company’s board of directors approved a new $300 million share repurchase authorization, which is incremental to the remaining capacity under the 2024 authorization.
Outlook
Consistent with the initial 2026 financial guidance we provided in February, the following full-year metrics reflect a pro rata contribution from legacy PotlatchDeltic operations for January 31, 2026 through December 31, 2026.
•Southern Timber: In our Southern Timber segment, we expect to achieve full-year harvest volumes of 12.2 to 12.4 million tons, with anticipated harvest volumes of 3.0 to 3.2 million tons in the fourth quarter. We expect regional sawtimber and pulpwood prices to remain relatively stable for the fourth quarter compared to the third quarter. However, full-year and quarterly average pine prices for the combined company’s Southern Timber segment are expected to be lower than the standalone prices for Rayonier in the prior year based on the geographic mix of the combined company.
•Northwest Timber: In our Northwest Timber segment, we expect to achieve full-year harvest volumes of 2.0 to 2.1 million tons, with anticipated harvest volumes of 500,000 to 550,000 tons in the fourth quarter. We expect overall sawtimber prices to be lower in the fourth quarter compared to the third quarter, primarily due to lower sawlog prices in Idaho. We also continue to expect that full-year 2026 average log pricing for the combined company’s Northwest Timber segment will be higher than the standalone pricing for Rayonier in the prior year.
•Wood Products: In our Wood Products segment, we continue to expect lumber shipments to total approximately 1.1 billion board feet for the 11 months of contribution in 2026, including approximately 295 to 305 million board feet in the fourth quarter. We expect fourth quarter lumber realizations to be lower than the third quarter, reflecting softer market conditions and typical seasonal demand patterns.
•Real Estate: We are pleased by the continued momentum in our Real Estate segment and maintain a strong pipeline of rural and improved development land sales for the remainder of the year. Based on our current transaction pipeline and sales closed quarter-to-date, we expect an Adjusted EBITDA contribution in the fourth quarter of $60 to $70 million.
Conference Call
A conference call and live audio webcast will be held on Thursday, November 5, 2026 at 10:00 AM (ET) to discuss these results. Supplemental materials and access to the conference call and live audio webcast will be
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

available at www.rayonier.com. A replay of the webcast will be archived on the Company’s website and available shortly after the call.
Complimentary copies of Rayonier press releases and other financial documents are also available by calling (904) 357-9100.
1"Large Dispositions" are defined as sales of productive timberland, driven by portfolio management and/or capital allocation considerations, that exceed $50 million and do not reflect a premium attributable to a higher and better use (such as a rural, development or conservation use).
2"Costs related to the merger with PotlatchDeltic" include professional services fees, employee-related costs, accelerated stock-based compensation, and other integration-related costs incurred in connection with the merger, which closed on January 30, 2026.
3"Pro forma net income adjustments attributable to noncontrolling interests" are the proportionate share of pro forma items that are attributable to noncontrolling interests.
4"Pro forma net income," “Pro forma sales,” "Pro forma operating income," "Adjusted EBITDA" and "CAD" are non-GAAP measures defined and reconciled to GAAP in the attached exhibits.
5"Asset impairment charge" reflects an impairment charge recognized on certain real estate assets located in Washington, which were acquired in the 2020 merger with Pope Resources.
6"Intersegment eliminations" reflects the elimination of profit on log sales from the Timber segments to Wood Products that remain in inventory at the end of the period.
About Rayonier
Rayonier is a land resources real estate investment trust (REIT) with a portfolio comprising over four million acres in the U.S. South and U.S. Northwest. The company is focused on managing its timberlands on a sustainable basis while optimizing its overall portfolio value by delivering land to its highest and best use. Rayonier also operates six sawmills, an industrial-grade plywood mill, residential and commercial real estate developments, and a rural land sales program. Rayonier is committed to corporate responsibility, third-party forest certification, and supporting climate change mitigation through its land-based solutions business.
More information is available at www.rayonier.com. ___________________________________________________________________________________________________
Forward-Looking Statements - Certain statements in this press release regarding anticipated financial outcomes including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, acquisition and disposition activity, including the ability to realize the intended benefits of our recent merger with PotlatchDeltic Corporation, expected harvest schedules, timberland acquisitions and dispositions, the anticipated benefits of Rayonier’s business strategies, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate,” “long-term,” “looking ahead” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: our ability to obtain the intended benefits of our merger with PotlatchDeltic Corporation, including future financial and operating results; the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any further downturn in the housing market; entry of new competitors into our markets; changes in production and production capacity in the forest products industry; unanticipated manufacturing disruptions or inefficiencies in our supply chain and/or operations; fires at our manufacturing facilities; changes in policy regarding governmental timber sales; changes in global economic conditions and geopolitical tensions, including the war in Ukraine and elevated tensions in the Middle East; business disruptions arising from government shutdowns, public health crises and outbreaks of communicable diseases; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third-party logging and trucking services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions and/or to complete dispositions; changes in timberland values; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control; the availability and cost of financing for real estate development and mortgage loans; changes in tariffs, taxes or treaties relating to the import and export of our products, our customers’ products or those of our and our customers’ competitors; changes in key management and personnel; and our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment.
For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.

Non-GAAP Financial Measures - To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier uses certain non-GAAP measures, including “cash available for distribution,” “pro forma sales,” “pro forma operating income,” “pro forma net income,” and “Adjusted EBITDA,” which are defined and further explained in this communication. Reconciliation of such measures to the nearest GAAP measures can also be found in this communication. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
Contact:
Investors/Media
Collin Mings
904-357-9100
investorrelations@rayonier.com
# # #
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

RAYONIER INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
September 30, 2026 (unaudited)
(millions of dollars, except per share information)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
SALES	$565.6	$396.5	$177.5	$1,238.8	$367.0
Costs and Expenses
Cost of sales	(385.4)	(320.8)	(119.1)	(936.5)	(259.0)
Selling and general expenses	(26.3)	(30.8)	(17.0)	(78.7)	(50.6)
Other operating (expense) income, net	(7.0)	(10.3)	0.3	(87.7)	(1.1)
OPERATING INCOME	146.9	34.6	41.7	135.9	56.3
Interest expense, net	(16.7)	(16.9)	(6.8)	(47.9)	(19.7)
Interest income	4.0	4.9	9.8	16.0	15.0
Other miscellaneous expense, net	(2.5)	(0.5)	(1.0)	(2.2)	(3.4)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	131.7	22.1	43.7	101.8	48.2
Income tax (expense) benefit	(7.8)	(2.9)	—	28.9	(0.3)
INCOME FROM CONTINUING OPERATIONS	123.9	19.2	43.7	130.7	47.9
Income from operations of discontinued operations, net of tax	—	—	—	—	1.9
Gain on sale of discontinued operations	—	—	—	—	404.4
INCOME FROM DISCONTINUED OPERATIONS	—	—	—	—	406.3
NET INCOME	123.9	19.2	43.7	130.7	454.2
Less: Net income attributable to noncontrolling interests in the Operating Partnership	(0.6)	(0.1)	(0.5)	(0.7)	(5.9)
Less: Net loss attributable to noncontrolling interests in consolidated affiliates	—	—	—	—	0.2
NET INCOME ATTRIBUTABLE TO RAYONIER INC.	$123.3	$19.1	$43.2	$130.0	$448.5
EARNINGS PER COMMON SHARE
BASIC EARNINGS PER SHARE ATTRIBUTABLE TO RAYONIER INC.
Continuing Operations	$0.41	$0.06	$0.28	$0.46	$0.31
Discontinued Operations	—	—	—	—	$2.60
Net Income	$0.41	$0.06	$0.28	$0.46	$2.90
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO RAYONIER INC.
Continuing Operations	$0.41	$0.06	$0.28	$0.46	$0.30
Discontinued Operations	—	—	—	—	$2.58
Net Income	$0.41	$0.06	$0.28	$0.46	$2.88

Pro forma net income per share (a)	$0.13	$0.10	$0.32	$0.31	$0.37

Weighted Average Common Shares used for determining
Basic EPS	297,707,021	300,735,729	154,306,240	284,949,820	154,509,107
Diluted EPS (b)	299,875,945	302,924,904	156,364,684	287,125,633	157,543,437
(a)    Pro forma net income per share is a non-GAAP measure. See Schedule F for definition and reconciliation to the nearest GAAP measure.
(b)    Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding combined with the incremental weighted average number of shares that would have been outstanding assuming all potentially dilutive securities (including Redeemable Operating Partnership Units) were converted into shares of common stock at the earliest date possible. As of September 30, 2026, there were 295,901,780 common shares and 1,610,399 Redeemable Operating Partnership Units outstanding.
A

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2026 (unaudited)
(millions of dollars)

	September 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$361.4	$842.9
Inventory	138.6	6.8
Assets held for sale	2.4	5.4
Other current assets	92.7	28.6
Timber and timberlands, net of depletion and amortization	6,001.6	2,299.5
Higher and better use timberlands and real estate development investments	169.1	126.1
Property, plant and equipment	513.9	39.4
Less - accumulated depreciation	(55.2)	(20.9)
Net property, plant and equipment	458.7	18.5
Restricted cash, non-current	0.5	0.5
Operating lease right-of-use assets	27.9	16.3
Other assets	211.1	60.1
	$7,464.0	$3,404.7
Liabilities, Noncontrolling Interests in the Operating Partnership and Shareholders’ Equity
Current maturities of long-term debt	138.8	200.0
Other current liabilities	198.2	71.3
Long-term debt	1,716.7	845.3
Pension and other postretirement benefits, non-current	55.6	1.4
Other non-current liabilities	82.9	36.5
Noncontrolling interests in the Operating Partnership	38.4	40.5
Total shareholders’ equity	5,233.4	2,209.7
	$7,464.0	$3,404.7

B

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
September 30, 2026 (unaudited)
(millions of dollars, except share information)

	Common Shares		Retained Earnings	Accumulated Other Comprehensive Income	Shareholders’ Equity
	Shares	Amount
Balance, January 1, 2026	161,425,616	$1,904.3	$280.9	$24.5	$2,209.7
Net loss	—	—	(12.5)	—	(12.5)
Net loss attributable to noncontrolling interests in the Operating Partnership	—	—	0.1	—	0.1
Dividends ($0.26 per share)	—	—	(81.1)	—	(81.1)
Issuance of common shares associated with the merger with PotlatchDeltic, net of equity issuance costs of $0.9 million	140,872,342	3,202.6	—	—	3,202.6
Replacement equity awards granted in connection with the merger with PotlatchDeltic — precombination service portion	—	25.0	—	—	25.0
Issuance of common shares under incentive stock plans	903,045	—	—	—	—
Stock-based incentive compensation	—	15.4	—	—	15.4
Repurchase of common shares made under repurchase program	(1,480,753)	—	(31.1)	—	(31.1)
Other (a)	(44,927)	(0.8)	(0.1)	2.2	1.3
Balance, March 31, 2026	301,675,323	$5,146.5	$156.2	$26.7	$5,329.4
Net income	—	—	19.2	—	19.2
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(0.1)	—	(0.1)
Dividends ($0.26 per share)	—	—	(77.9)	—	(77.9)
Issuance of common shares under incentive stock plans	490,627	—	—	—	—
Stock-based incentive compensation	—	5.9	—	—	5.9
Repurchase of common shares made under repurchase program	(3,455,482)	—	(72.4)	—	(72.4)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	0.1	—	0.1
Other (a)	(103,290)	(2.2)	(0.1)	10.3	8.0
Balance, June 30, 2026	298,607,178	$5,150.2	$25.0	$37.0	$5,212.2
Net income	—	—	123.9	—	123.9
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(0.6)	—	(0.6)
Dividends ($0.26 per share)	—	—	(77.3)	—	(77.3)
Issuance of common shares under incentive stock plans	145,892	—	—	—	—
Stock-based incentive compensation	—	3.9	—	—	3.9
Repurchase of common shares made under repurchase program	(2,846,914)	—	(59.8)	—	(59.8)
Other (a)	(4,376)	(0.2)	(0.1)	31.4	31.1
Balance, September 30, 2026	295,901,780	$5,153.9	$11.1	$68.4	$5,233.4

C

	Common Shares		Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests in Consolidated Affiliates	Shareholders’ Equity
	Shares	Amount
Balance, January 1, 2025	148,536,643	$1,522.5	$257.2	($10.4)	$11.2	$1,780.5
Loss from continuing operations	—	—	(5.6)	—	—	(5.6)
Income from discontinued operations	—	—	2.1	—	0.4	2.5
Net loss attributable to noncontrolling interests in the Operating Partnership	—	—	0.1	—	—	0.1
Dividends ($0.2725 per share)	—	—	(42.7)	—	—	(42.7)
Issuance of common shares from special dividend (b)	7,560,983	200.4	—	—	—	200.4
Issuance of common shares under incentive stock plans	5,566	—	—	—	—	—
Stock-based incentive compensation	—	2.3	—	—	—	2.3
Repurchase of common shares made under repurchase program	(95,000)	—	(2.6)	—	—	(2.6)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	(4.3)	—	—	(4.3)
Other (a)	(420)	—	—	(3.9)	(1.4)	(5.3)
Balance, March 31, 2025	156,007,772	$1,725.2	$204.2	($14.3)	$10.2	$1,925.3
Income from continuing operations	—	—	9.8	—	—	9.8
Income (loss) from discontinued operations	—	—	404.4	—	(0.6)	403.8
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(5.5)	—	—	(5.5)
Deconsolidation of discontinued operations	—	—	—	29.1	(10.8)	18.3
Dividends ($0.2725 per share)	—	—	(42.4)	—	—	(42.4)
Issuance of common shares under incentive stock plans	315,017	—	—	—	—	—
Stock-based incentive compensation	—	3.6	—	—	—	3.6
Repurchase of common shares made under repurchase program	(1,472,928)	—	(34.9)	—	—	(34.9)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	9.5	—	—	9.5
Other (a)	(88,629)	(2.4)	—	15.9	1.2	14.7
Balance, June 30, 2025	154,761,232	$1,726.4	$545.1	$30.7	—	$2,302.2
Income from continuing operations	—	—	43.7	—	—	43.7
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(0.5)	—	—	(0.5)
Dividends ($0.2725 per share)	—	—	(42.6)	—	—	(42.6)
Issuance of common shares under incentive stock plans	2,010	—	—	—	—	—
Stock-based incentive compensation	—	2.6	—	—	—	2.6
Repurchase of common shares made under repurchase program	(1,226,384)	—	(30.1)	—	—	(30.1)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	(1.4)	—	—	(1.4)
Other (a)	334,296	8.1	—	(3.3)	—	4.8
Balance, September 30, 2025	153,871,154	$1,737.1	$514.2	$27.4	—	$2,278.7

(a) Primarily includes shares purchased from employees in non-open market transactions to pay withholding taxes associated with the vesting of shares granted under the Company’s Incentive Stock Plan, dividend equivalents on deferred stock, pension and postretirement benefit plan adjustments, foreign currency translation adjustments, mark-to-market adjustments of qualifying cash flow hedges (net of tax), distributions to noncontrolling interests in consolidated affiliates and the allocation of other comprehensive income (loss) to noncontrolling interests in the Operating Partnership. The nine months ended September 30, 2026 and September 30, 2025 also includes the redemption of 4,930 and 345,113 Redeemable Operating Partnership Units, respectively, for an equal number of Rayonier Inc. common shares.
(b) Reflects the issuance of shares related to the Company’s special dividend of $1.80 per common share, paid on January 30, 2025, to shareholders of record as of December 12, 2024. This dividend comprised a combination of cash and the Company’s common shares.

C

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
September 30, 2026 (unaudited)
(millions of dollars)

	Nine Months Ended September 30,
	2026	2025
Cash provided by operating activities:
Net income	$130.7	$454.2
Depreciation, depletion and amortization from continuing operations	206.9	81.7
Depreciation, depletion and amortization from discontinued operations	—	9.1
Non-cash cost of land and improved development	19.0	40.0
Timber write-offs resulting from casualty events	2.3	—
Gain on large dispositions of timberlands	(90.6)	—
Stock-based incentive compensation expense	25.2	8.5
Deferred income taxes	(28.8)	(2.6)
Gain on sale of discontinued operations	—	(404.4)
Asset impairment charge	—	7.0
Other items to reconcile net income to cash provided by operating activities	11.6	15.8
Changes in working capital and other assets and liabilities	(24.1)	(4.4)
	252.2	204.9
Cash (used for) provided by investing activities:
Capital expenditures from continuing operations	(70.1)	(35.0)
Capital expenditures from discontinued operations	—	(7.1)
Real estate development investments	(16.8)	(11.9)
Net cash consideration for merger with PotlatchDeltic	(24.8)	—
Interest received under swaps with other-than-insignificant financing element	16.6	—
Net proceeds from large dispositions of timberlands	0.9	—
Purchase of timberlands	(11.5)	—
Net proceeds on sale of discontinued operations (a)	—	688.3
Net proceeds on sale of property, plant and equipment	0.1	4.1
Other	9.6	4.5
	(96.0)	642.9
Cash used for financing activities:
Repayment of debt	(227.5)	—
Dividends paid (b)	(236.3)	(195.4)
Distributions to noncontrolling interests in the Operating Partnership (c)	(1.3)	(2.5)
Equity issuance costs	(1.1)	—
Payments made under finance leases	(3.5)	—
Repurchase of common shares made under repurchase program	(163.2)	(67.7)
Distributions to noncontrolling interests in consolidated affiliates	—	(3.1)
Other	(4.8)	(3.3)
	(637.7)	(272.0)
Effect of exchange rate changes on cash and restricted cash	—	1.3
Cash, cash equivalents and restricted cash:
Change in cash, cash equivalents and restricted cash	(481.5)	577.1

Balance from continuing operations, beginning of year	843.4	323.1
Balance from discontinued operations, beginning of year	—	20.1
Total Balance, beginning of year	843.4	343.2

Balance from continuing operations, end of period	361.9	920.3
Balance from discontinued operations, end of period	—	—
Total Balance, end of period	$361.9	$920.3
(a)The nine months ended September 30, 2025 includes proceeds from the disposition of our New Zealand joint venture, net of closing adjustments, transaction costs, and $11.1 million of deconsolidated cash.
(b)The nine months ended September 30, 2025 includes an additional dividend of $1.80 per common share, consisting of a combination of cash and the Company’s common shares. The cash portion of $67.8 million was paid on January 30, 2025, to shareholders of record on December 12, 2024.
(c)The nine months ended September 30, 2025 includes an additional distribution of $1.80 per Redeemable Operating Partnership Unit, consisting of a combination of cash and the Company’s Redeemable Operating Partnership Units. The cash portion of $0.9 million was paid on January 30, 2025, to holders of record on December 12, 2024.
D

RAYONIER INC. AND SUBSIDIARIES
BUSINESS SEGMENT SALES, PRO FORMA SALES, OPERATING INCOME,
PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA
September 30, 2026 (unaudited)
(millions of dollars)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Sales
Southern Timber	$107.4	$107.6	$66.8	$303.7	$171.1
Northwest Timber	73.6	66.0	19.9	171.7	65.5
Wood Products	206.2	196.2	—	510.8	—
Real Estate	208.0	53.7	90.8	321.4	130.4
Intersegment Eliminations (a)	(29.6)	(26.9)	—	(68.8)	—
Sales	$565.6	$396.5	$177.5	$1,238.8	$367.0

Pro forma sales (b)
Southern Timber	$107.4	$107.6	$66.8	$303.7	$171.1
Northwest Timber	73.6	66.0	19.9	171.7	65.5
Wood Products	206.2	196.2	—	510.8	—
Real Estate	63.0	53.7	90.8	176.4	130.4
Intersegment Eliminations (a)	(29.6)	(26.9)	—	(68.8)	—
Pro forma sales	$420.6	$396.5	$177.5	$1,093.8	$367.0

Operating income
Southern Timber	$20.7	$8.1	$22.5	$41.2	$45.3
Northwest Timber	3.6	12.6	1.8	15.8	3.5
Wood Products	11.6	15.1	—	25.8	—
Real Estate	134.2	28.3	26.4	189.8	35.2
Corporate and Other	(21.9)	(28.7)	(9.0)	(133.3)	(27.7)
Intersegment Eliminations (a)	(1.3)	(0.8)	—	(3.3)	—
Operating income	$146.9	$34.6	$41.7	$135.9	$56.3

Pro forma operating income (b)
Southern Timber	$20.7	$10.4	$22.5	$43.5	$45.3
Northwest Timber	3.6	12.6	1.8	15.8	3.5
Wood Products	11.6	15.1	—	26.9	—
Real Estate	43.5	28.3	33.5	99.1	42.3
Corporate and Other	(14.9)	(18.3)	(9.0)	(45.6)	(26.6)
Intersegment Eliminations (a)	(1.3)	(0.8)	—	(3.3)	—
Pro forma operating income	$63.3	$47.2	$48.8	$136.5	$64.5

Adjusted EBITDA (b)
Southern Timber	$52.4	$52.6	$42.7	$150.5	$98.1
Northwest Timber	32.3	26.3	6.4	67.2	19.1
Wood Products	27.0	25.0	—	58.9	—
Real Estate	48.5	38.3	73.8	133.0	94.4
Corporate and Other	(14.4)	(17.7)	(8.6)	(43.8)	(25.4)
Intersegment Eliminations (a)	(1.3)	(0.8)	—	(3.3)	—
Adjusted EBITDA	$144.6	$123.7	$114.3	$362.4	$186.2
(a)Intersegment Eliminations represents logs sold by the Timber segments to Wood Products, and includes the elimination of profit on log sales from the Timber segments to Wood Products that remain in inventory at the end of the period.
(b)Pro forma sales, Pro forma operating income and Adjusted EBITDA are non-GAAP measures. See Schedule F for definitions and reconciliations.

E

RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
September 30, 2026 (unaudited)
(millions of dollars, except per share information)

LIQUIDITY MEASURES:
	Nine Months Ended
	September 30,	September 30,
	2026	2025
Cash Provided by Operating Activities	$252.2	$204.9
Working capital and other balance sheet changes	17.5	(7.5)
Costs related to the merger with PotlatchDeltic (a)	87.8	—
Capital expenditures (b)	(70.1)	(35.0)
Cash provided by operating activities from discontinued operations	—	(8.9)
Cash Available for Distribution (c)	$287.4	$153.5

Net Income	$130.7	$454.2
Interest, net and miscellaneous expense	31.9	4.7
Income tax (benefit) expense (d)	(28.9)	0.3
Depreciation, depletion and amortization	206.9	81.7
Non-cash cost of land and improved development	19.0	40.0
Non-operating expense (e)	2.2	3.4
Large Dispositions (f)	(90.6)	—
Costs related to the merger with PotlatchDeltic (a)	87.8	—
Timber write-offs resulting from casualty events (g)	2.3	—
Inventory purchase price adjustment in cost of sales (h)	1.2	—
Asset impairment charge (i)	—	7.0
Restructuring charges (j)	—	1.1
Income from operations of discontinued operations, net of tax (k)	—	(1.9)
Gain on sale of discontinued operations (l)	—	(404.4)
Adjusted EBITDA (m)	$362.4	$186.2
Cash interest (paid) received, net (n)	(4.2)	2.6
Cash taxes paid	(0.7)	(0.3)
Capital expenditures (b)	(70.1)	(35.0)
Cash Available for Distribution (c)	$287.4	$153.5

Cash Available for Distribution (c)	$287.4	$153.5
Real estate development investments	(16.8)	(11.9)
Cash Available for Distribution after real estate development investments	$270.7	$141.6

PRO FORMA SALES (o):
Three Months Ended	Southern Timber	Northwest Timber	Wood Products	Real Estate	Intersegment Eliminations	Total
September 30, 2026
Sales	$107.4	$73.6	$206.2	$208.0	($29.6)	$565.6
Large Dispositions (f)	—	—	—	(145.0)	—	(145.0)
Pro forma sales	$107.4	$73.6	$206.2	$63.0	($29.6)	$420.6

June 30, 2026
Sales	$107.6	$66.0	$196.2	$53.7	($26.9)	$396.5
Pro forma sales	$107.6	$66.0	$196.2	$53.7	($26.9)	$396.5

September 30, 2025
Sales	$66.8	$19.9	—	$90.8	—	$177.5
Pro forma sales	$66.8	$19.9	—	$90.8	—	$177.5

F

PRO FORMA SALES (o):
Nine Months Ended	Southern Timber	Northwest Timber	Wood Products	Real Estate	Intersegment Eliminations	Total
September 30, 2026
Sales	$303.7	$171.7	$510.8	$321.4	($68.8)	$1,238.8
Large Dispositions (f)	—	—	—	(145.0)	—	(145.0)
Pro forma sales	$303.7	$171.7	$510.8	$176.4	($68.8)	$1,093.8

September 30, 2025
Sales	$171.1	$65.5	—	$130.4	—	$367.0
Pro forma sales	$171.1	$65.5	—	$130.4	—	$367.0

PRO FORMA NET INCOME (p):
	Three Months Ended						Nine Months Ended
	September 30, 2026		June 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net Income Attributable to Rayonier Inc.	$123.3	$0.41	$19.1	$0.06	$43.2	$0.28	$130.0	$0.46	$448.5	$2.88
Pro Forma items net of tax:
Large Dispositions (f)	(90.6)	(0.30)	—	—	—	—	(90.6)	(0.32)	—	—
Costs related to the merger with PotlatchDeltic (a)	6.9	0.02	10.2	0.03	—	—	86.6	0.30	—	—
Timber write-offs resulting from casualty events (g)	—	—	2.3	0.01	—	—	2.3	0.01	—	—
Inventory purchase price adjustment in cost of sales (h)	—	—	—	—	—	—	0.9	—	—	—
Tax benefit from valuation allowance release (q)	—	—	—	—	—	—	(40.3)	(0.14)	—	—
Asset impairment charge (i)	—	—	—	—	7.0	0.05	—	—	7.0	0.04
Income from operations of discontinued operations (k)	—	—	—	—	—	—	—	—	(1.9)	(0.01)
Gain on sale of discontinued operations (l)	—	—	—	—	—	—	—	—	(404.4)	(2.57)
Restructuring charges (j)	—	—	—	—	—	—	—	—	1.1	0.01
Net cost on legal settlements (r)	—	—	—	—	—	—	—	—	1.7	0.01
Pro forma net income adjustments attributable to noncontrolling interests (s)	0.5	—	(0.1)	—	(0.1)	—	0.1	—	5.1	—
Pro Forma Net Income	$40.0	$0.13	$31.5	$0.10	$50.2	$0.32	$88.9	$0.31	$57.1	$0.37

F

PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA (t) (m):

Three Months Ended	Southern Timber	Northwest Timber	Wood Products	Real Estate	Corporate and Other	Intersegment Eliminations	Total
September 30, 2026
Operating income	$20.7	$3.6	$11.6	$134.2	($21.9)	($1.3)	$146.9
Costs related to the merger with PotlatchDeltic (a)	—	—	—	—	7.0	—	7.0
Large Dispositions (f)	—	—	—	(90.6)	—	—	(90.6)
Pro forma operating income	$20.7	$3.6	$11.6	$43.5	($14.9)	($1.3)	$63.3
Depreciation, depletion and amortization	31.7	28.6	15.4	4.0	0.5	—	80.3
Non-cash cost of land and improved development	—	—	—	1.0	—	—	1.0
Adjusted EBITDA	$52.4	$32.3	$27.0	$48.5	($14.4)	($1.3)	$144.6

June 30, 2026
Operating income	$8.1	$12.6	$15.1	$28.3	($28.7)	($0.8)	$34.6
Costs related to the merger with PotlatchDeltic (a)	—	—	—	—	10.4	—	10.4
Timber write-offs resulting from casualty events (g)	2.3	—	—	—	—	—	2.3
Pro forma operating income	$10.4	$12.6	$15.1	$28.3	($18.3)	($0.8)	$47.2
Depreciation, depletion and amortization	42.2	13.8	9.9	3.9	0.6	—	70.4
Non-cash cost of land and improved development	—	—	—	6.0	—	—	6.0
Adjusted EBITDA	$52.6	$26.3	$25.0	$38.3	($17.7)	($0.8)	$123.7

September 30, 2025
Operating income	$22.5	$1.8	—	$26.4	($9.0)	—	$41.7
Asset impairment charge (i)	—	—	—	7.0	—	—	7.0
Pro forma operating income	$22.5	$1.8	—	$33.5	($9.0)	—	$48.8
Depreciation, depletion and amortization	20.1	4.6	—	9.6	0.4	—	34.8
Non-cash cost of land and improved development	—	—	—	30.7	—	—	30.7
Adjusted EBITDA	$42.7	$6.4	—	$73.8	($8.6)	—	$114.3

F

PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA (t) (m):

Nine Months Ended	Southern Timber	Northwest Timber	Wood Products	Real Estate	Corporate and Other	Intersegment Eliminations	Total
September 30, 2026
Operating income	$41.2	$15.8	$25.8	$189.8	($133.3)	($3.3)	$135.9
Costs related to the merger with PotlatchDeltic (a)	—	—	—	—	87.8	—	87.8
Timber write-offs resulting from casualty events (g)	2.3	—	—	—	—	—	2.3
Inventory purchase price adjustment in cost of sales (h)	—	—	1.2	—	—	—	1.2
Large Dispositions (f)	—	—	—	(90.6)	—	—	(90.6)
Pro forma operating income	$43.5	$15.8	$26.9	$99.1	($45.6)	($3.3)	$136.5
Depreciation, depletion and amortization	107.0	51.4	31.9	14.9	1.7	—	206.9
Non-cash cost of land and improved development	—	—	—	19.0	—	—	19.0
Adjusted EBITDA	$150.5	$67.2	$58.9	$133.0	($43.8)	($3.3)	$362.4

September 30, 2025
Operating income	$45.3	$3.5	—	$35.2	($27.7)	—	$56.3
Asset impairment charge (i)	—	—	—	7.0	—	—	7.0
Restructuring charges (j)	—	—	—	—	1.1	—	1.1
Pro forma operating income	$45.3	$3.5	—	$42.3	($26.6)	—	$64.5
Depreciation, depletion and amortization	52.8	15.6	—	12.1	1.3	—	81.7
Non-cash cost of land and improved development	—	—	—	40.0	—	—	40.0
Adjusted EBITDA	$98.1	$19.1	—	$94.4	($25.4)	—	$186.2

(a)“Costs related to the merger with PotlatchDeltic” include professional services fees, employee-related costs, accelerated stock-based compensation, and other integration-related costs incurred in connection with the merger, which closed on January 30, 2026.
(b)“Capital expenditures” exclude timberland acquisitions of $154.3 million during the nine months ended September 30, 2026.
(c)“Cash Available for Distribution” (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and real estate development investments) and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for common share dividends, distributions to Operating Partnership unitholders, common share repurchases, debt reduction, timberland acquisitions and real estate development investments. CAD is not necessarily indicative of the CAD that may be generated in future periods.
(d)The nine months ended September 30, 2026 includes a $40.3 million tax benefit from the release of a valuation allowance.
(e)The nine months ended September 30, 2025 includes $1.7 million of net costs associated with legal settlements.
(f)“Large Dispositions” are defined as sales of productive timberland, driven by portfolio management and/or capital allocation considerations, that exceed $50 million and do not reflect a premium attributable to a higher and better use (such as a rural, development or conservation use).
(g)“Timber write-offs resulting from casualty events” includes the write-off of merchantable and pre-merchantable timber volume damaged by casualty events that cannot be salvaged.
(h)“Inventory purchase price adjustment in cost of sales” reflects a non-cash, one-time charge reflecting the excess of fair value over PotlatchDeltic’s historical cost on acquired finished goods inventory sold post-closing.
(i)“Asset impairment charge” reflects an impairment charge recognized on certain real estate assets located in Washington, which were acquired in the 2020 merger with Pope Resources.
(j)“Restructuring charges” include severance costs related to workforce optimization initiatives.
(k)“Income from operations of discontinued operations, net of tax” includes income generated by the Company’s New Zealand joint venture interest, which was classified as discontinued operations prior to its June 30, 2025 disposition.
(l)“Gain on sale of discontinued operations" reflects the net gain recognized on the sale of the Company’s New Zealand joint venture interest.
(m)“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating expense, costs related to the merger with PotlatchDeltic, timber write-offs resulting from casualty events, an inventory purchase price adjustment in cost of sales, income from operations of discontinued operations, gain on sale of discontinued operations, asset impairment charges, restructuring charges and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company’s ongoing operating results.
(n)“Cash interest (paid) received, net” includes patronage refunds received of $15.4 million and $7.9 million during the nine months ended September 30, 2026 and September 30, 2025, respectively. In addition, cash interest (paid) received, net includes cash interest received of $15.8 million and $15.0 million during the nine months ended September 30, 2026 and September 30, 2025, respectively.
(o)“Pro forma sales” is defined as sales adjusted for Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.

F

(p)“Pro forma net income” is defined as net income attributable to Rayonier Inc. adjusted for its proportionate share of costs related to the merger with PotlatchDeltic, timber write-offs resulting from casualty events, an inventory purchase price adjustment in cost of sales, a tax benefit from valuation allowance release, income from operations of discontinued operations (net of tax), gain on sale of discontinued operations, net costs associated with legal settlements, asset impairment charges, restructuring charges and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.
(q)“Tax benefit from valuation allowance release" reflects a non-cash release of Rayonier's pre-existing valuation allowance, triggered by deferred tax liabilities recognized in the PotlatchDeltic purchase price allocation.
(r)“Net cost on legal settlements” reflects the net loss from litigation regarding insurance claims.
(s)“Pro forma net income adjustments attributable to noncontrolling interests” are the proportionate share of pro forma items that are attributable to noncontrolling interests.
(t)“Pro forma operating income” is defined as operating income adjusted for costs related to the merger with PotlatchDeltic, timber write-offs resulting from casualty events, an inventory purchase price adjustment in cost of sales, asset impairment charges, restructuring charges and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.

F